UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2018

Recall Studios, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, 12th Floor, New York, NY	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 537-5775

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

As previously disclosed, on June 13, 2018, Recall Studios, Inc. (the “Company”) entered into the Share Exchange Agreement (the “Exchange Agreement”) with Evolution AI Corporation (“EAI”), a privately held Florida corporation, and certain of the EAI shareholders pursuant to which the Company intended to acquire 100% of the issued and outstanding shares of common stock of EAI.

Item 1.01. Entry into a Material Definitive Agreement.

Closing Share Exchange Agreement

On August 8, 2018, the Company entered into the Closing Share Exchange Agreement and Joinder (the “Closing Agreement”) dated August 8, 2018 by and among the Company, EAI and the shareholders of EAI (the “EIA Shareholders”), which operated to amend the Exchange Agreement in certain respects and to provide for the closing of the transactions contemplated therein.

Pursuant to the terms of the Closing Agreement, the Company agreed to acquire up to all of the issued and outstanding shares of common stock of EAI, representing 100% of EAI’s issued and outstanding shares of stock, from the EAI Shareholders in exchange for the issuance of one share of the Company’s Series X preferred stock (the “Series X Stock”) for each 31.645 shares of EAI common stock issued and outstanding, with any fractional shares of Series X Stock issuable therefore being rounded to the nearest whole shares of Series X Stock (the “Exchange”), such that an aggregate of 1,000,000 shares of Series X Stock shall be issued for 100% of the issued and outstanding shares of stock of EAI, with each whole share of Series X Stock originally being convertible into 450 shares of the Company’s common stock, resulting in an aggregate of 450,000,000 shares of Company common stock issuable upon conversion of all of the Series X Stock (prior to any adjustments as set forth in the Closing Agreement). As a result of the Exchange, EAI became a majority owned subsidiary of the Company. As of the closing date, the Company owned approximately 99.7% of EAI’s outstanding shares. The parties intend that the Exchange will qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The Exchange closed on August 8, 2018.

Pursuant to the terms of the Closing Agreement, all but one of those EAI Shareholders that did not sign, and were not parties to, the Exchange Agreement became parties to the Closing Agreement upon execution of the Closing Agreement, as though original parties to the Exchange Agreement.

Following the closing of the Exchange, the Company intends to complete a reverse stock split of the Company’s common stock on such terms as determined by the Company’s board of directors, currently contemplated to be a 1-for-25 reverse stock split, pursuant to which each 25 issued and outstanding shares of Company common stock will be exchanged and combined into one new share of Company common stock, with any resulting fractional shares to be rounded up the nearest whole share of common stock, and with the authorized shares of Company common stock not being adjusted (the “Reverse Split”). Assuming that the Reverse Split is consummated at the currently contemplated 1-for-25 structure, and assuming that the Series X Stock has not been converted into Company common stock prior to the Reverse Split occurring, following the Reverse Split each share of Series X Stock will be convertible into 0.5688 shares of Company common stock.

In the Closing Agreement, the parties acknowledge and agree that the Company did not have, as of the closing date of the Exchange, sufficient shares of Company common stock authorized to enable conversion of all of the shares of Series X Stock issued in the Exchange. Following the closing, in the event that following the Reverse Split, the Company still does not have sufficient shares of common stock authorized so as to enable the conversion of all of the shares of Series X Stock to be issued hereunder, the Company will use its commercially reasonable efforts to effect an amendment of the Company’s articles of incorporation to increase the authorized shares of common stock. The conversion of the Series X Stock into common stock will occur automatically upon such an authorized share increase.

Pursuant to the terms of the Closing Agreement, in any vote of the Company’s shareholders required to effect the Reverse Split or an authorized share increase, the EAI Shareholders agreed to vote all shares of Company common stock and Series X Stock held by them “for” approval of the Reverse Split, the authorized share increase and any amendments of the Company’s articles as required in connection therewith.

The Company also agreed to use its commercially reasonable efforts to register shares of the Company’s common stock issued upon conversion of the Series X Stock upon completion of the authorized share increase in an amount not to exceed 30% of the total outstanding shares of stock, or such amount as the SEC requires in order to qualify as a re-sale registration, to be apportioned among the EAI Shareholders pro rata.

In the Closing Agreement, the parties agreed that immediately following the closing of the Exchange, Alexander Bafer, the Company’s Chief Executive Officer and Chairman of the Board, would resign as Chief Executive Officer and be appointed as the Company’s Executive Chairman of the Board. In addition, John Textor would be named as Chief Executive Officer and a member of the board of directors.

The Closing Agreement contains customary representations and warranties that the parties have made to each other.

Voting Agreement

In connection with the closing of the Exchange, Messrs. Textor and Bafer entered into a Voting Agreement as of August 8, 2018 (the “Voting Agreement”), pursuant to which Messrs. Textor and Bafer agreed to vote all shares of the Company’s capital stock held by them (the “Textor and Bafer Shares”) as follows:

1.	Size of the Company’s Board. Messrs. Textor and Bafer agreed to vote their Textor and Bafer Shares to ensure that the size of the Company’s board of directors remains at five directors unless or until Messrs. Textor and Bafer unanimously determine to increase the size of the board.

2.	Board Composition. Messrs. Textor and Bafer agreed to vote their Textor and Bafer Shares to ensure, unless otherwise agreed in writing, that at each annual or special meeting of the shareholders or pursuant to any written consent of the shareholders, the following persons will be elected to the board: Mr. Bafer, Mr. Textor, Bradley Albert, Frank Esposito and Justin Morris.

3.	Availability of Board Member; Expansion of Board. In the event that any person listed in #2 above is not available to serve as a director, Messrs. Textor and Bafer agreed to amend the Voting Agreement to replace such person(s) with replacement directors; provided, however, that if Mr. Bafer is the person who is unavailable, then Mr. Bafer will identify the replacement person alone, and if Mr. Textor is the person who is unavailable, then Mr. Textor will identify the replacement person alone. In addition, if the board size is increased, it will be increased to a total of seven directors, of whom Mr. Textor will have the right, but not the obligation, to name, with the advice and consent of Mr. Bafer, and Messrs. Bafer and Textor agree to vote their Textor and Bafer Shares for such additional persons.

4.	Removal of Board Members. Messrs. Textor and Bafer agreed to vote their Textor and Bafer Shares to ensure that (a) no director elected pursuant to the terms of the Voting Agreement may be removed from office other than for cause unless such removal is director or approved by the agreement of Messrs. Textor and Bafer, and (b) any vacancies created by the resignation, removal of deal of any director elected pursuant to the terms of the Voting Agreement will be filled pursuant to the written agreement of Messrs. Textor and Bafer.

5.	Increase Authorized Common Stock. Messrs. Textor and Bafer agreed to vote their Textor and Bafer Shares to increase the number of authorized shares of Company common stock from time to time to ensure that there will be sufficient shares of common stock available for conversion of all of the shares of Series X preferred shares outstanding at any given time.

Brick Top and Southfork Share Exchange Agreement

Effective August 8, 2018, the Company entered into a Share Exchange Agreement (the “BTH and SV Exchange Agreement”) with Brick Top Holdings, Inc. a Florida corporation (“Brick Top”) owned by Alexander Bafer and Southfork Ventures, Inc. a Florida corporation (“Southfork”) owned by Chris Leone, the Company’s Chief Operating Officer and Director, pursuant to which the Company agreed to acquire up to all of the shares of Series A preferred stock of the Company held by Brick Top and Southfork, in exchange for the issuance of shares of Company common stock to Brick Top and Southfork. The closing of the share exchange contemplated by the BTH and SV Exchange Agreement occurred on August 8, 2018. On such date, the Company issued (i) 81,750,000 shares of Company common stock in exchange for receipt of 3,750,000 shares of Series A preferred shares from Brick Top, and (ii) 27,250,000 shares of Company common stock in exchange for receipt of 1,250,000 shares of Series A preferred shares from Southfork.

The BTH and SV Exchange Agreement contains customary representations and warranties that the parties have made to each other.

The information set forth above is qualified in its entirety by reference to the actual terms of the Closing Agreement, the Voting Agreement and the BTH and SV Share Exchange Agreement, each of which will be filed with the Securities and Exchange Commission (the “Commission”) as required.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As disclosed in Item 1.01 of this Current Report on Form 8-K, on August 8, 2018, the Company entered into the Closing Agreement. The Exchange contemplated by the Closing Agreement closed on August 8, 2018.

The foregoing description of the Closing Agreement and the related transactions appearing in Items 1.01, 3.02 and 5.02 hereof is incorporated herein by reference. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the Closing Agreement, a copy of which will be filed with the Commission as required.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers and Directors

Immediately following the closing of the Exchange on August 8, 2018, Mr. Bafer resigned as the Company’s Chief Executive Officer and was appointed as the Company’s Executive Chairman, an executive officer and director position. Also on August 8, 2018, Mr. Textor was named as the Company’s Chief Executive Officer and a member of the Company’s board of directors. Accordingly, immediately following the closing of the Exchange, the executive officers of the Company were as follows:

Name	Title
John Textor	Chief Executive Officer
Bradley Albert	President and Chief Creative Officer
Alexander Bafer	Executive Chairman
Frank Esposito	Chief Legal Officer
Justin Morris	Chief Operating Officer

and the Company’s board of directors consisted of the following individuals:

John Textor

Bradley Albert

Alexander Bafer (Chairman of the Board)

Frank Esposito

Justin Morris

John Textor, age 52, has been Executive Chairman of EAI since its inception in 2017. EAI is a development stage company focused on the adaptation and development of human animation technology to enable diverse artificial intelligence platforms to interact with consumers in the relatable form of a human face.

Featured as “Hollywood’s Virtual Reality Guru” by Forbes Magazine in 2016, Mr. Textor is credited as the pioneer of the new industry of holographic entertainment, responsible for the 2012 appearance of virtual Tupac Shakur at the Coachella Valley Music Festival and the 2014 performance of virtual Michael Jackson at the 2014 Billboard Music Awards, the latter generating more than 35 million YouTube views and 98 billion Internet impressions worldwide.

Mr. Textor is currently active in the development of entertainment properties across a broad spectrum of venues and technology platforms. In addition to his leadership in the extended uses of photo-realistic, digital humans, he is also currently a Producer of Art Story, an original animated feature film being developed by Disney veteran filmmaker, Aaron Blaise. He was also Producer and Executive Producer of Ender’s Game, a science fiction fantasy film released in 2013. Mr. Textor was previously Chairman and CEO of Digital Domain Productions and Chairman and CEO of its parent company, Digital Domain Media Group, having led its acquisition and restructuring from 2005 to 2012. Together, the Digital Domain companies were responsible for the visual effects of more than 80 large scale feature films, 25 of which were completed during Mr. Textor’s leadership, including such films as Transformers, Flags of our Fathers, Tron: Legacy, Real Steel and Pirates of the Caribbean at World’s End. During Mr. Textor’s leadership, Digital Domain was reestablished as a market leader in visual effects, winning multiple Academy Awards®, Clio advertising awards and, importantly, being recognized as the first visual effects company to deliver a believable digital human actor in The Curious Case of Benjamin Button. This achievement earned the company a 2009 Academy Award® for Achievement in Visual Effects. Other highlights during Mr. Textor’s tenure included the virtual Tupac Shakur, the consummation of a joint venture for the digital resurrection of Elvis Presley, the creation of a first of its kind, dual-enrollment Bachelor’s program with Florida State University, the completion of a $100 million joint venture agreement with the sovereign media authority of Abu Dhabi and the transformation of Digital Domain into a film production and intellectual property company with the co-production of Ender’s Game.

Mr. Textor is also the Founder of Wyndcrest Holdings, LLC, a Florida-based private holding company focused on technology-related opportunities in entertainment, telecommunications and the Internet (“Wyndcrest”), and has served as its (and its predecessor’s) President since 1997. Wyndcrest was best known for its role as an early lead investor in Art Technology Group, at the time a NASDAQ listed company, a principal pioneer of internet personalization technology that achieved a liquid $10.5 billion valuation as one of the most successful initial public offerings in 1999.

He also served as the Chairman and CEO of BabyUniverse, Inc., a leading e-tailer of baby-related products, which Mr. Textor saved from insolvency with only a $300,000 investment in 2001, increasing revenues from $1 million to $40 million, and sold in 2007 for roughly $90 million to eToys.com, a leading toy e-commerce company of which Mr. Textor also became Chairman. He was also a founding director and the largest shareholder of Virtual Bank, a Florida-based Internet banking startup that ultimately became a multi-billion dollar diversified financial services company, also having created several affinity branded internet banks for major corporations, such as MicrosoftVirtualBank, EMCVirtualBank, WorldcomVirtualBank and TextronVirtualBank. He was previously Chairman of the Board and principal owner of Sims Snowboards, a leading global snowboard brand. Mr. Textor is a graduate of Wesleyan University in Middletown, CT.

Mr. Textor brings our board his considerable experience in the strategic planning and growth of entertainment properties and companies, which qualifies him to serve as a director of our company.

Textor Employment Agreement

In connection with the closing of the Exchange, the Company entered into an employment agreement as of August 8, 2018 with Mr. Textor (the “Textor Employment Agreement”). Pursuant to the terms of the Textor Employment Agreement, the Company agreed to employ Mr. Textor as the Company’s Chief Executive Officer. The term of the Textor Employment Agreement begins as of August 8, 2018 and continues until termination of employment as set forth in the Textor Employment Agreement. In exchange for Mr. Textor’s services as Chief Executive Officer, the Company agreed to pay Mr. Textor an annual base salary of $500,000, subject to annual increases as determined in the sole discretion of the Compensation Committee or the full Board if no Compensation Committee exists. In addition, Mr. Textor is also eligible to receive equity awards, and an annual target bonus payment equal, as a percentage of his base salary, to that received by all other C-suite executives, subject to a minimum bonus of $100,000 per year. Subject to the minimum bonus, the bonus will be determined based on the achievement of certain performance objectives of the Company as established by the Compensation Committee.

The Company may terminate Mr. Textor’s employment at any time for Cause (as hereinafter defined) or without Cause. Mr. Textor may resign at any time, either with Good Reason (as hereinafter defined) or without Good Reason. In the event of Mr. Textor’s death or total disability during the term of the Textor Employment Agreement, Mr. Textor’s employment will terminate on the date of death or total disability.

Upon termination of Mr. Textor’s employment by the Company, whether with Cause or without Cause, or by Mr. Textor with Good Reason or without Good Reason:

(a)	The Company will pay Mr. Textor his base salary and benefits (then owed, or accrued and owed in the future, but in all events and without increasing Mr. Textor’s rights under any other provision of the Textor Employment Agreement, excluding any bonus payments not yet paid) through the date of termination;

(b)	The Company will pay Mr. Textor accrued by unpaid bonus and benefits (then owed or accrued) through the date of termination; and

(c)	The Company will pay Mr. Textor any unreimbursed expenses incurred by Mr. Textor pursuant to the terms of the Textor Employment Agreement.

Upon termination of Mr. Textor’s employment by the Company without Cause, or by Mr. Textor with Good Reason, in addition to the payments set forth in (a) through (c) above, the Company will pay Mr. Textor (i) an amount equal to his base salary (other than bonus) as determined as of the date of termination, and (ii) any unvested incentive awards then held by Mr. Textor will immediately vest in full.

Upon termination of Mr. Textor’s employment by the Company with Cause, or by Mr. Textor without Good Reason, in addition to the payments set forth in (a) through (c) above, any unvested incentive awards then held by Mr. Textor will be immediately forfeited.

Pursuant to the terms of the Textor Employment Agreement, a termination for “Cause” means a termination based upon:

(i)	A material violation by Mr. Textor of any material written rule or policy of the Company (A) for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee, and (B) which Mr. Textor fails to correct within 10 days after he receives written notice from the Board of such violation;

(ii)	Misconduct by Mr. Textor to the material and demonstrable detriment of the Company; or

(iii)	Mr. Textor’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony.

As used in the Textor Employment Agreement, Good Reason means the occurrence, without Mr. Textor’s express written consent, of any of the following:

(1)	A significant diminution by the Company of Mr. Textor’s role with the Company or a significant detrimental change in the nature and/or scope of Mr. Textor’s status with the Company (including a diminution in title);

(2)	A reduction in base salary or target or maximum bonus, other than as part of an across the board reduction in salaries of management personnel (including all vice presidents and positions above) of less than 20%;

(3)	At any time following a change of control of the Company, a material diminution by the Company of compensation and benefits (taken as a whole) provided to Mr. Textor immediately prior to a Change of Control;

(4)	The relocation of Mr. Textor’s principal executive office to a location more than 50 miles further from Mr. Textor’s principal residence than Mr. Textor’s principal executive office immediately prior to such relocation, or any requirement that Mr. Textor be based anywhere other than Mr. Textor’s principal executive office; or

(5)	Any other material breach by the Company of any of the terms and conditions of the Textor Employment Agreement.

The Textor Employment Agreement contains covenants regarding Mr. Textor’s non-competition and non-solicitation of employees for 12 months.

Bafer Termination and Release Agreement

Concurrent with the closing of the Exchange, the Company and Mr. Bafer entered into that certain Termination and Release Agreement dated as of August 8, 2018 (the “Bafer Termination Agreement”). In connection with the Exchange and as provided in the Closing Agreement, Mr. Bafer resigned his position as Chief Executive Officer on August 8, 2018. Pursuant to the terms of the Bafer Termination Agreement, the employment agreement dated as of July 25, 2016 between the Company and Mr. Bafer (the “2016 Bafer Agreement”) was terminated effective immediately in connection with Mr. Bafer’s resignation; provided, however, that (i) the provisions of Article 4 and Article 6 (other than Sections 6.7 and 6.8) remain in full force and effect, and (ii) the parties agreed that the Company owes Mr. Bafer certain past due payments pursuant to the 2016 Bafer Agreement and other instruments between the parties, which amounts remain owed to Mr. Bafer until paid. The Bafer Termination Agreement contains customary representations and warranties that the Company and Mr. Bafer have made to each other.

Bafer Executive Chairman Agreement

Concurrent with the closing of the Exchange, the Company entered into an Agreement for Executive Chairman of Board of Directors effective August 8, 2018 (“Bafer Executive Chairman Agreement”). The Bafer Executive Chairman Agreement has a term of one year from August 8, 2018 and will continue thereafter for as long as Mr. Bafer is elected as Chairman of the Board. In exchange for Mr. Bafer’s services as Chairman of the Board, the Company agreed to pay Mr. Bafer an annual base salary of $500,000, subject to annual increases as determined in the sole discretion of the Compensation Committee or the full Board if no Compensation Committee exists. In addition, Mr. Bafer is also eligible to receive equity awards, and an annual target bonus payment equal, as a percentage of his base salary, to that received by all other C-suite executives, subject to a minimum bonus of $100,000 per year. Subject to the minimum bonus, the bonus will be determined based on the achievement of certain performance objectives of the Company as established by the Compensation Committee.

Mr. Bafer may be removed as Chairman by the majority vote of the Company’s stockholders. The parties agree, however, that if the Bafer Executive Chairman Agreement is terminated at any time, whether by majority vote of the Company’s shareholders or otherwise, Mr. Bafer will be entitled to a lump sum payment equal to the then current base salary.

Item 1.02. Termination of a Material Definitive Agreement.

Concurrent with the closing of the Exchange and Mr. Bafer’s resignation as Chief Executive Officer, the 2016 Bafer Agreement was terminated effective immediately, except as set forth in the Bafer Termination Agreement. The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this current report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this current report on Form 8-K was required to be filed pursuant to Item 2.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Recall Studios, Inc.

Date: August 14, 2018	By:	/s/ John Textor
	Name:	John Textor
	Title:	Chief Executive Officer